UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Park National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) amends the amended and restated definitive proxy statement furnished in connection with the solicitation of proxies by the Board of Directors of Park National Corporation (“Park”), filed with the U.S. Securities and Exchange Commission on March 10, 2026 (the “2026 Proxy Statement”). The 2026 Proxy Statement was filed in connection with Park’s 2026 Annual Meeting of Shareholders to be held on April 27, 2026, (the “Annual Meeting”).

This Amendment is intended to clarify, and revises the description on pages 9, 109 and 119 of the 2026 Proxy Statement of, the approval requirement for “Proposal 4: Approval of the Park National Corporation 2026 Long‑Term Incentive Plan for Employees ” (“Proposal 4”) and “Proposal 5: Approval of the Park National Corporation 2026 Long‑Term Incentive Plan for Non-Employee Directors ” (“Proposal 5”). As described in the 2026 Proxy Statement, the determination of whether Proposal 4 and Proposal 5 are routine or non-routine is made by NYSE American.

This Amendment should be read in conjunction with the 2026 Proxy Statement.

Except as described in this Amendment, this Amendment does not modify, amend, supplement or otherwise affect the 2026 Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The following disclosure amends and restates the fourth and fifth bullets under the heading “What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?- Vote Required with Respect to the Proposals” on page 9 of the 2026 Proxy Statement as follows:

“• Approval of the Park National Corporation 2026 Long‑Term Incentive Plan for Employees (Proposal 4):

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Park National Corporation 2026 Long‑Term Incentive Plan for Employees (the “2026 Employees LTIP”). The effect of an abstention is the same as a vote “AGAINST” the proposal.

The Compensation Committee of the Board of Directors and the Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the approval of the 2026 Employees LTIP.

• Approval of the Park National Corporation 2026 Long‑Term Incentive Plan for Non-Employee Directors (Proposal 5):

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Park National Corporation 2026 Long‑Term Incentive Plan for Non-Employee Directors (the “2026 Director LTIP”). The effect of an abstention is the same as a vote “AGAINST” the proposal.

The Compensation Committee of the Board of Directors and the Board of Directors unanimously recommend that the shareholders of Park vote “FOR” the approval of the 2026 Director LTIP.”

The following disclosure amends and restates the final paragraph under the heading “APPROVAL OF PARK NATIONAL CORPORATION 2026 LONG-TERM INCENTIVE PLAN FOR EMPLOYEES (Proposal 4)” on page 109 of the 2026 Proxy Statement as follows:

“The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2026 Employees LTIP. The effect of an abstention is the same as a vote “AGAINST” the proposal.”

The following disclosure amends and restates the final paragraph under the heading “APPROVAL OF PARK NATIONAL CORPORATION 2026 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (Proposal 5)” on page 119 of the 2026 Proxy Statement as follows:

“The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2026 Directors LTIP. The effect of an abstention is the same as a vote “AGAINST” the proposal.”

This Amendment is being filed with the SEC and furnished to shareholders on March 17, 2026